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Exhibit 99.3

        NOTICE OF GUARANTEED DELIVERY

SM ENERGY COMPANY

Offer to Exchange
All outstanding 5% Senior Notes due 2024
(CUSIP Nos. 78454L AG5 and U83067 AD7)
for new 5% Senior Notes due 2024
that have been registered under the Securities Act of 1933

Pursuant to the Prospectus dated                        , 2014

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2014, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION TIME"). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR BEFORE THE EXPIRATION TIME.

The exchange agent for the exchange offer is:

U.S. Bank National Association

By Registered Mail, by Courier, or by Hand:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialized Finance

By Facsimile Transmission:	Confirm Facsimile Transmission
(615) 495-8158 Attention: Specialized Finance	(800) 934-6802

        TO TENDER OUTSTANDING NOTES, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED TO THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH ABOVE AT OR BEFORE THE EXPIRATION TIME. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

        As set forth in the prospectus dated                        , 2014 (the "Prospectus"), of SM Energy Company, a Delaware corporation (the "Company") as issuer, and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), this Notice of Guaranteed Delivery must be used to accept the offer (the "Exchange Offer") to exchange up to $500,000,000 in aggregate principal amount of new 5% Senior Notes due 2024 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of outstanding 5% Senior Notes due 2024 (the "Outstanding Notes"), if at or before the Expiration Time (1) the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, (2) Outstanding Notes cannot be delivered to the Exchange Agent, or (3) the procedures for book-entry transfer cannot be completed. This form must be delivered by an eligible institution (as described in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent at its address set forth above at or before the Expiration Time. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (receipt of which are hereby acknowledged), the principal amount of Outstanding Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make as of the date hereof, the representations and warranties of a tendering holder of Outstanding Notes set forth in the Letter of Transmittal.

        The undersigned understands that exchange of the Outstanding Notes for Exchange Notes will be made only after valid receipt by the Exchange Agent of (1) such Outstanding Notes, or a book-entry confirmation of the transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company ("DTC"), and (2) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal, or a properly transmitted Agent's Message, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by, and makes each of the representations and warranties contained in, the Prospectus and Letter of Transmittal and that the Company may enforce the Letter of Transmittal against the undersigned. The undersigned agrees that the Outstanding Notes surrendered for exchange will be accepted only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess of $2,000.

        The undersigned understands that tenders of Outstanding Notes may be withdrawn if the Exchange Agent receives at its address specified on the cover of this Notice of Guaranteed Delivery, at or before the Expiration Time, a Notice of Withdrawal, including the name of the holder having tendered the Outstanding Notes to be withdrawn, the aggregate principal amount of Outstanding Notes the holder delivered for exchange, the certificate number(s) (if any) of the Outstanding Notes, and a statement that such holder is withdrawing his, her, or its election to have such Outstanding Notes or any specified portion thereof exchanged, in accordance with the procedures set forth in the Prospectus and the Letter of Transmittal.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery will not be affected by, and will survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery will be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors, and assigns of the undersigned.

 PLEASE SIGN AND COMPLETE

Signature(s) of registered holder(s) or Authorized Signatory:

Name(s) of registered holder(s):

Address(es):

This Notice of Guaranteed Delivery must be signed by each registered holder of the Outstanding Notes exactly as each holder's name appears on certificate(s) for the Outstanding Notes or, if tendered by a DTC participant, exactly as such participant's name appears on a security position listing as the owner of the Outstanding Notes, or by each person authorized to become a registered holder by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

Date:                                 , 2014

Area Code and Telephone No.:

Principal Amount of Outstanding Notes Tendered:

Certificate No(s) of Outstanding Note(s) (if available):

☐
If Outstanding Notes will be delivered by book-entry transfer to the Exchange Agent's account at The Depository Trust Company, check the box, and provide the Exchange Agent's account number:

DTC Account No.:

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE IN LIEU THEREOF.

        If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name:

Capacity:

PLEASE PRINT EACH NAME AND ADDRESS
GUARANTEE ON REVERSE MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member firm of a registered national securities exchange, or the Financial Industry Regulatory Authority, or a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program (each, an "Eligible Institution"), guarantees that the certificates for Outstanding Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at its address set forth above within three New York Stock Exchange trading days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates representing the Outstanding Notes to the Exchange Agent, or in the case of a book-entry transfer, an Agent's Message and confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC, within the time periods shown herein. The undersigned acknowledges that failure to do so could result in a financial loss to such Eligible Institution.

 PLEASE PRINT NAME AND ADDRESS

Name of Firm:

Authorized Signature:

Name:

Title:

Date:                                 , 2014

Address:
(Zip Code)
Area Code and Telephone Number:

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  Exhibit 99.3
PLEASE SIGN AND COMPLETE
PLEASE PRINT EACH NAME AND ADDRESS GUARANTEE ON REVERSE MUST BE COMPLETED
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)
PLEASE PRINT NAME AND ADDRESS